                                                                   Exhibit 10.30

                        CLINICAL INVESTIGATION AGREEMENT

THIS CLINICAL INVESTIGATION AGREEMENT (this "Agreement") made and effective as of this 13th day of February, 2007 (the "Effective Date"), is by and between HeartWare Limited, Suite 4 Level 46, 2 Park Street, Sydney NSW 2000 ABN 34 111 970 257 ("Sponsor"); and St. Vincent's Hospital Sydney Limited ("Hospital") having its address at 390 Victoria Street, Darlinghurst, NSW 2010, Australia ABN 77 054 038 872, on behalf of itself and Paul Janz, ("Investigator"), Hospital's employee.

WHEREAS, Sponsor desires Hospital and Investigator to conduct, and Hospital and Investigator desire to conduct for Sponsor, a Clinical Study of Sponsor's implantable left ventricular assist System "LVAD" (the "Device"), according to the protocol number HW002 (the "Protocol"), which is attached hereto as Exhibit A (which, upon the reasonable request of any party hereto, may be amended from time to time as set forth in section 10.5 of this Agreement);

WHEREAS, the Clinical Study detailed in the protocol is of mutual interest and benefit to Sponsor, Hospital and Investigator.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.   SCOPE OF WORK; TERM

1.1  Clinical Study

Hospital and Investigator agree to use best efforts and professional expertise to perform the Clinical Study according to the Protocol as set forth in Exhibit
A. Hospital agrees to provide such qualified personnel, equipment, materials (except materials to be provided by Sponsor as hereinafter set forth) and facilities as are necessary to perform the Clinical Study. Hospital and Investigator agree to comply with all applicable laws and regulations relating to the use of such equipment, materials and facilities and to the employment of such personnel.

1.2  Investigator

The Investigator, on behalf of the Hospital, shall undertake primary responsibility for performing the Clinical Study in accordance with the Protocol and the terms of this Agreement. Without limiting the generality of the foregoing, the work to be performed hereunder shall be performed by the Hospital solely by or under the direct supervision of the Investigator. In the event that Investigator is unable to continue with the Clinical Study, Hospital shall promptly notify Sponsor in writing and propose a substitute. Sponsor shall have the right to approve any such substitute, and may terminate this Agreement upon ten (10) days prior written notice to Hospital if the proposed substitute is not acceptable to Sponsor in its sole discretion. Upon any such termination, Hospital shall be reimbursed for its costs incurred through such termination date.

                                                                    Confidential

1.3  Co-Investigators

Upon the prior written consent of Sponsor, which shall not be unreasonably withheld, Principal Investigator may appoint one or more collaborating physicians, each of whom shall have special expertise in the field of clinical research relating to the Study ("Co-Investigator"), to participate in this Clinical Study. Such Co-Investigators shall work under the direct supervision of the Investigator and shall otherwise agree to be bound by the same terms that bind the Investigator hereunder. Prior to commencing participation in the Clinical Study, each Co-Investigator shall execute the attached Co-Investigator Acceptance Form attached hereto as Exhibit B and deliver the same to Sponsor, together with a copy of such Co-Investigator's current curriculum vitae and a signed Financial Disclosure Form attached hereto as Exhibit C.

Hospital and/or the Investigator will take all necessary countermeasures to ensure that any Co-Investigator complies with the obligations undertaken by Hospital and/or the Investigator under this Agreement and shall be responsible for any and all performance of Co-Investigator.

1.4  Ethics Committee

Hospital and/or Investigator shall submit an Ethics Committee Application and the Protocol for approval to Hospital Ethics Committee. The Ethics Committee's unconditional approval of the Protocol and patient consent form is a prerequisite of participation under and compensation by this Agreement.

1.5  Protocol

Investigator and Hospital hereby confirm that they have each reviewed the Protocol and have had the opportunity to ask questions and discuss any concerns related thereto. Investigator and Hospital agree to conduct the Clinical Study in accordance with this Agreement, the Protocol, EN540, ISO14155, ICH GCP, any conditions of approval imposed by the Ethic Committee and in accordance with applicable Australian laws and regulations.

1.6  Compliance With Laws

In performing the Clinical Study, Hospital and the Investigator agree to fully comply with all applicable federal, state and local laws and regulations, including, without limitation relevant provisions of the European Community, and with all terms and conditions of the Protocol. Sponsor shall be responsible for notifying competent authorities of the nature of the Clinical Study and obtaining any required approvals. Hospital and the Investigator shall provide such assistance in obtaining such approvals as Sponsor may reasonably require.

1.7  Supply of Device and Equipment

Sponsor shall be responsible for providing the Hospital a sufficient number of Devices to conduct the Clinical Study. Sponsor and Hospital shall work together prior to the commencement of the Clinical Study to estimate the number of Devices required to carry out the Clinical Study. Investigator and Hospital further agree that:


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

(a) Principal Investigator and Hospital shall: (a) not distribute or sell the Devices to any other person or entity, (b) use the Devices only on Study Patients under the Principal Investigator's supervision; and (c) use reasonable care in storing the Devices in a secure location.

(b) If there is any adverse reaction to a Device or if the Device fails to perform its intended function during the Clinical Study, Investigator shall notify Sponsor immediately and return the affected Device to Sponsor for analysis. Unless otherwise directed by Sponsor, Hospital and Investigator shall return all unused and explanted Devices and related system components to Sponsor if the Clinical Study is terminated, suspended, discontinued or completed.

(c) The Device and any other materials provided hereunder are for investigational use only and provided only for carrying out activities within the scope of this Agreement. Sponsor can not, and does not, guarantee or warranty, either explicitly or implicitly, the fitness of the Device for the purposes, the objectives and the activities to be carried out within the scope of this Agreement or any infringement regarding the Device or any other equipment supplied by Sponsor under, or being part, of this Agreement or the Clinical Study. Furthermore Sponsor does not guarantee or warrant, either explicitly or implicitly, the safety or efficacy of the Device or any other equipment supplied by Sponsor under, or being part of, this Agreement or the Clinical Study.

1.8  Term

This Agreement becomes effective on the Effective Date and shall continue in effect for three (3) years unless extended or terminated earlier by mutual agreement of the parties. Notwithstanding the foregoing, the provisions of
Section 3.3 and Articles 4 through 8 shall survive any expiration or termination of this Agreement.

1.9  Early Termination

Sponsor may terminate this Agreement at any time by giving thirty (30) days written notice of termination to Hospital. Sponsor reserves the right to immediately terminate this Agreement and to exclude Hospital and Investigator from further participation in the Clinical Study, if within three (3) months after the Study Initiation Visit no patients are participating in the Clinical Study. In the event of termination, Sponsor shall reimburse Hospital for all contractual commitments and financial obligations reasonably incurred by Hospital in the good faith performance of this Agreement prior to notice of such termination, to the extent such financial obligations or contractual commitments cannot be canceled by Hospital. Notwithstanding the foregoing, Sponsor and Hospital agree that any termination requested hereunder shall not commence until such date as patients in the Clinical Study can be transitioned out of the Clinical Study without adverse medical effect to such patients. If the Clinical Study any reason, Hospital and Investigator agree to conduct any follow-up required by the Protocol or instituted by any regulatory authority as a condition of the Clinical Study vice approval.


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

2.   PAYMENT

Sponsor shall compensate Hospital for the cost of completing CRF (Case Report
Form) for the Clinical Study according to the amount detailed in Exhibit D.

3.   REPORTS; ACCESS

3.1  Documentation Provided by Hospital

Hospital shall submit the following documents to Sponsor prior to commencing the Clinical Study:

(a) Documentation of Hospital 's Ethics Committee's approval of the Protocol and patient consent form:

(b) Investigator's current curriculum vita and the curriculum vitae of any other Co-Investigators participating in the Clinical Study;

(c) A copy of the Protocol signed by Investigator and signed copy of the financial disclosure forms by the Investigator and Co-Investigators;

(d)  Signed copies of Co-Investigators' acceptance forms; and

(e)  A signed copy of this Clinical Study Agreement.

3.2  Records and Reports

     (a) Hospital and the Investigator shall prepare and submit to Sponsor case report forms ("CRF") for each patient, as detailed in the Protocol, and complete and maintain all other patient pre-operative and post-operative records, lab test records, follow-up reports and other records as required by the Protocol or by Hospital's standard patient documentation practices, Hospital's Ethics Committee, the European Community and any other applicable law, rule, regulation or practice.

     (b) The CRF must permit the verification of the accuracy of the information furnished by the Investigator to the Sponsor. The Investigator and/or Hospital shall furnish to any authorized Sponsor employee or agent the records of any participating patient and the CRF so that such authorized Sponsor employee or agent may be able to verify the adequacy of the data reported.

     (c) Hospital and/or Investigator shall periodically during the Clinical Study retrieve and submit Engineering Data recorded in the Device to Sponsor or provide reasonable assistance to Sponsor to allow Sponsor to retrieve such data.

     (d) Patient CRFs and all other records and reports required to be kept pursuant to this Agreement or Protocol or are otherwise related to the Clinical Study that have not yet been delivered to Sponsor shall be available for inspection or copying at reasonable times upon the request of any authorized Sponsor employee or agent or the authorized


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

     regulatory body, including the United States Food and Drug Administration ("FDA", or its European equivalent agency.

     (e) All records and reports required by this Agreement or prepared in connection therewith shall be maintained by Hospital and the Investigator in a secure file for a period of ten (10) years after the latter of (i) the termination of this Agreement, (ii) the completion of the Clinical Study,
     (iii) the date that such materials are no longer required for purposes of supporting a pre-market approval (PMA) application or a notice of completion of a product development protocol or CE marking, or (iv) such longer period as Sponsor may reasonably request in order to comply with FDA or European equivalent regulations.

3.3  Access to Personnel

Hospital agrees to allow Sponsor reasonable access to Investigator, Co-Investigators and Hospital staff working in the Clinical Study for the purpose of progress reviews, internal reporting and other matters related to the Clinical Study, including, without limitation, meetings with authorized regulatory body representatives.

4.   SPONSOR PROPERTY

All equipment, materials and documents provided to Hospital or Principal Investigator by Sponsor, or prepared in connection with this Agreement, including without limitation, all samples, case report forms, records, reports, communications or analyses produced in connection with this Agreement ("Sponsor Materials") are, and shall remain the exclusive property of the Sponsor. Hospital and Principal Investigator shall keep all Sponsor Materials in its custody and control during the term of this Agreement. All Sponsor Materials shall be returned to the Sponsor or designee upon termination of this Agreement or upon Sponsor's request, except that Institution may retain one copy of all case report forms solely for archival purposes. Patient medical charts maintained by Institution shall not be considered Sponsor Materials.

5.   INTELLECTUAL PROPERTY

5.1  Ownership and Assignment of Intellectual Property

All rights to and ownership of any intellectual property conceived or developed during the course of or in connection with the Clinical Study relating in any whatsoever to the Device ("Intellectual Property") shall vest exclusively in Sponsor. Hospital shall promptly assign, and shall cause its personnel who participate in the Clincal Studyto promptly assign to Sponsor and treat as Sponsor's all Intellectual Property. Any other intellectual property conceived and developed during the course of, or in connection with, the Clinical Studynot related to the Device and (i) developed solely by Hospital shall belong exclusively to Institution, (ii) developed solely by Sponsor shall belong exclusively to Sponsor, and (iii) jointly developed by Hospital and Sponsor shall belong jointly to Hospital and Sponsor. Notwithstanding any ownership or partial ownership by Hospital of any Intellectual Property related to the Clinical Studynvestigator agree that any such Intellectual Property shall be used exclusively for research, patient care and teaching purposes as determined by its academic mission, and not for any commercial purposes.

5.2  Disclosure of Intellectual Property

Hospital shall promptly disclose to Sponsor in writing any and all Intellectual Property conceived or developed during the course of, or in connection with, the Clinical Study, whether or not relating to the Device.

5.3  Licensing Intellectual Property

To the extent that Hospital owns the rights of sole or joint inventorship with respect to such Intellectual Property, Sponsor is hereby granted, without option fee, a first right to negotiate an exclusive worldwide, royalty bearing license to Hospital's rights to any Intellectual Property which option shall extend for ninety (90) days after Sponsor's receipt of an Intellectual Property disclosure from Hospital. Upon Sponsor's exercise of its first right to negotiate, the parties shall promptly negotiate a license agreement in good faith, in accordance with the parties normal licensing practices and policies, taking into consideration the relative contribution of the parties and the commercial value of such Intellectual Property. If the parties fail to enter into a license agreement as provided herein, Hospital shall have the right to negotiate and grant a license to a third party, provided that such license is not more favorable to the third party licensee than the terms offered to Sponsor and provided further that no such license shall be granted to a competitor of Sponsor.

5.4  Patents: Mutual Cooperation

Hospital will promptly notify Sponsor and will assist Sponsor, upon Sponsor's request, in gaining patent protection for any patentable Intellectual Property, or patentable licensed Hospital intellectual property, and Sponsor will reimburse Hospital for all reasonable and documented out of pocket expenses of Hospital incurred thereby. Any patent application, continuation in-part, divisional, etc., will be filed, paid for and prosecuted by Sponsor for Intellectual Property.

5.5  Principal Investigator

Hospital shall ensure that the Principal Investigator (a) has signed and delivered to Sponsor, prior to such participation, an Investigator Agreement,
(b) is bound by and has agreed to comply with the terms of this Agreement, and
(c) does not enter into agreements with third parties which would prevent him from participating in the Clinical Study.

5.6  No Grant of Right In Intellectual Property

Nothing in this Agreement shall be interpreted as giving Hospital any rights in or to any intellectual property rights now or hereafter owned by Sponsor. Nothing in this Agreement should be interpreted as giving Sponsor any rights in or to any intellectual property rights now hereafter owned by Hospital or Principal Investigator, except as expressly provided for herein.

5.7  Ownership of Copyrights

Title to any copyrightable material reporting the Results, first produced or composed by Principal Investigator shall remain with the Principal Investigator; provided that Sponsor shall be granted an irrevocable, royalty-free nonexclusive right to reproduce, translate and use such copyrighted material (a) for Sponsor's own internal purposes prior to publication and (b) after its publication for any purpose subject to Section 7 below.

5.8  Use of Results

Without limiting any of the foregoing, Sponsor shall own and have the sole right to use the Sponsor Property delivered by Hospital and Investigator under the terms of this Agreement in any manner deemed appropriate to Sponsor's business interests. Anything herein to the contrary notwithstanding, Hospital and Investigator may with Sponsor's prior written consent use the results of the Clinical Study exclusively for research, patient care and teaching purposes, which consent will not be unreasonably withheld.

6.   CONFIDENTIAL INFORMATION

6.1  Confidential Information

As used herein, "Confidential Information" shall mean (a) the terms and existence of this Agreement, (b) all information disclosed either directly or indirectly, and whether disclosed verbally, in writing or by tangible products or samples, by Sponsor to Hospital, Investigator or Co-Investigator and (c) any and all information developed in the course of the Clinical Study, including, without limitation, information relating to the Device, Clinical Study, Sponsor Property, Intellectual Property and Inventions, Case Reports or Clinical Study Results, Clinical Study participants and all other information regarding Sponsor's (or its affiliated entities') past, present or future research technology, designs, products, know-how, ideas, concepts, protocols, prototypes, business plans, processes, drawings, specifications, compositions of matter, product applications, methods, operations, trade secrets and any knowledge or information developed by Hospital or Investigator, either alone or with others, as a result of their work in connection with this Agreement.

Each of Hospital and Investigator hereby agrees not to disclose, either directly or indirectly, the Confidential Information to any third party or use such Confidential Information for any purpose other than the performance of the Clinical Study or as may be required by law or regulation.

For purposes of this Agreement, for foregoing obligation of confidentiality shall not apply to:

(a) information that was known to the recipient from a source(s) other than Sponsor or its agents prior to its disclosure hereunder, and this is demonstrably documented in written records of recipient;

(b) information that can be shown to have been public knowledge prior to or after its disclosure, other than through acts or omissions attributable to the recipient;

(c) information was disclosed to the recipient by a third party who did not derive such information from the originator or otherwise in violation of law or an obligation not to disclose such information;

(d) information can be shown to have been independently developed by the recipient without access to such information; or


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


(e)  the disclosure of Confidential Information required by law.

7.   PUBLICATIONS

7.1  Sponsor Review

Subject to Section 7.3 hereof, Hospital and Principal Investigator reserve the right to publish Results. Before publishing, however, Hospital and Principal Investigator shall submit copies of any proposed publication or presentation to Sponsor for review at least 60 days in advance of submission for publication or presentation to a publisher or other third party. Sponsor shall review the data provided in the proposed publication against the Study database for consistency. Sponsor shall also review the proposed publication and reserves the right to delete any Confidential Information from the proposed publication or presentation. In addition, Sponsor may extend such review period for up to another 60 days to allow for filing of patent applications or take other steps to protect the Sponsor's intellectual property interests, or to otherwise avoid a breach of law, or to remove from the proposed publication or presentation any language that is incorrect or otherwise detrimental to Sponsor's intellectual property interests or that discloses any Confidential Information.

Sponsor, and any participating center designated by Sponsor, shall be entitled to use any clinical data that Hospital or the Principal Investigator has acquired from the Study and has submitted for publication.

7.2  Acknowledgement of Sponsor: Use of Reprints

Hospital and Principal Investigator shall properly acknowledge Sponsor in all publications or presentations resulting from the performance of the Study. Sponsor shall be permitted to use reprints of any publications resulting from the Study for its own purposes in a manner that is consistent with industry practice.

7.3  Use of Names

Except as required by law, no party may use the name of any other party in any advertising or other form of publicity without the written permission of the party whose name is to be used (such permission not to be unreasonably withheld).

8.   INDEMNITIES AND INSURANCE

8.1  By Sponsor

Sponsor shall indemnify, defend and hold harmless Hospital and Hospital 's officers, directors, trustees, employees, Investigator and any Co-Investigators (the "Hospital Indemnities") from and against any and all liabilities, damages, losses, claims or expenses (including reasonable attorneys' fees) incurred by or imposed upon the Hospital Indemnities, or any one of them, that result from any allegation that the Device was defective or the negligence of Sponsor in connection with the Clinical Study, except to the extent such liability, damage, loss, claim or expense is attributable to (a) prior treatment giving rise to the condition for which the Device is used, (b) the negligence, reckless or willful misconduct of one or more of the Hospital

Indemnities, (c) any failure of one or more of the Hospital Indemnities to adhere strictly to the terms of the Protocol or to follow good clinical practices or (d) a breach of any applicable local law, rule, regulation or practice by one or more of the Hospital Indemnities.

8.2  By Hospital

Hospital shall indemnify, defend and hold harmless Sponsor and Sponsor's officers, directors, shareholders, employees and affiliates (the "Sponsor Indemnities") from and against any and all liabilities, damages, losses, claims or expenses (including reasonable attorneys' fees) incurred by or imposed upon the Sponsor Indemnities, or any one of them, in connection with the Clinical Study, to the extent such liability, damage, loss, claim or expense is attributable to (a) prior treatment giving rise to the condition for which the Device is used, (b) the negligence, reckless or willful misconduct of one or more of the Hospital Indemnities, (c) any failure of one or more of the Hospital Indemnities to adhere strictly to terms of the Protocol or to follow good clinical practices, or (d) a breach of any applicable federal, state or local law, rule, regulation or practice by one or more of the Hospital Indemnities.

8.3  Conditions of Indemnity

Sponsor's and Hospital's obligations pursuant to this Article 8 are conditioned upon: (a) the indemnified party providing written notice to the indemnifying party of any claim for indemnification hereunder within ten (10) days after such party has knowledge of such a claim, except that the indemnifying party shall not be relieved of its duty to defend unless the indemnifying party can prove that it was materially prejudiced by any delay in notification; (b) the indemnified party permitting the indemnifying party to assume full responsibility for the investigation of, preparation for, and defense of, any claim for which indemnification is being sought, (c) the indemnified party assisting the indemnifying party, at the indemnifying party's reasonable expense, in the investigation of, preparation for, and defense of, any such claim, and (d) the indemnified party not compromising or settling any such claim without the indemnifying party's prior written consent. Sponsor's agreement in
Section 8.1 to indemnify and hold the Hospital Indemnities harmless is further conditioned on Hospital and Investigator obtaining (i) Ethics Committee approval of the Clinical Study, including without limitation, the Protocol and (ii) informed consent from each of the patients participating in the Clinical Study.

8.4  Insurance

Sponsor, Investigator and Hospital shall each carry insurance from an insurance carrier reasonably acceptable to the others in amounts and under coverages in accordance with country laws. Each party shall provide to the other party evidence of such coverages upon request.

9.   COVENANTS AND WARRANTIES

9.1 Hospital represents and warrants that Investigator has full right and authority to enter into this Agreement under applicable law, and the internal rules of any institution where work pursuant to this Agreement is performed, and Investigator's employer, where appropriate. Hospital shall secure from Investigator any necessary notifications or approvals, administrative or governmental for the work to be performed hereunder.


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9.2 Hospital represents and warrants that all amounts received under this
Agreement are only for legitimate expenses, reimbursement of such expenses, or compensation for the performance of the activities described in this Agreement, and that receipt of such amounts is in all respects in full accordance with all applicable laws, rules, regulations, policies and practices.

9.3 Hospital and the Investigator warrant that they (a) have not been found by officials from the authorized regulatory bodies to have violated any statutes, rules, or regulations concerning the conduct of clinical investigations, and (b) have not been terminated from any investigation or research project for reasons other than completion of the research project.

9.4 Hospital and Investigator warrant that they have the unrestricted right to disclose any information submitted to Sponsor, free of all claims of third parties, and that such disclosures do not breach or conflict with any confidentiality provisions of any agreement to which either is a party.

9.5 Hospital and Investigator further warrant that the services covered by this Agreement are not in violation of any other agreement with other parties or of any restrictions of any kind to which either is bound.

9.6 Hospital and Investigator represent and warrant that all of Hospital employees, agents and associates whose services may be used to fulfill their respective obligations under this Agreement are or will be appropriately informed of the terms of this Agreement and are under legal obligation to either Hospital or Investigator, by contract or otherwise, sufficient to enable them to fully comply with all provisions of this Agreement.

10.  MISCELLANEOUS

10.1 Notices

All notices or other communication which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by prepaid nationally recognized overnight courier, sent by mail or sent by facsimile transmission (with confirmation of receipt), addressed as follows:

If to Institution: St. Vincent's Hospital
                   390 Victoria Street
                   Darlinghusrt NSW 2010

                   Attention: Dr. Glen Farrow
                   Title: Director of Clinical Services
                   Phone: 02 8382 2547
                   Facsimile: 02 8382 3002


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

If to Principal
Investigator:   Dr. Paul Jansz
                St. Vincent's Clinic
                438 Victoria Street
                Darlinghusrt NSW 2010

                Phone: 02 8382 6868
                Facsimile: 02 8382 6869

If to Sponsor:  Heartware Limited                Copy to: HeartWare, Inc.
                Suite 4                                   3351 Executive Way
                Level 46                                  Miramar, FL 33025
                2 Park Street
                Sydney NSW 2000                           Attention: Legal
                                                          Department
                Attention: David McIntyre                 Phone: (954)874-1400
                Title: Chief Financial Office
                Phone: 8215 7600

Any such communication shall be deemed to have been given when delivered if personally delivered, on the business day after sent if sent by nationally recognized overnight courier, on the fifth business day following the date of mailing if sent by prepaid first class certified mail, return receipt requested, and on the date transmitted if sent by facsimile.

10.2 Assignment

This Agreement shall not be assignable by any party without the prior written consent of the other parties, provided that Sponsor may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction.

10.3 Governing Law

This Agreement shall be governed by the laws of New South Wales, Australia.

10.4 Force Majeure

No party hereto shall be liable to another for its failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, earthquake, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, or any cause beyond the reasonable control of the non-performing party, provided that if such failure lasts for more than 30 days, either party may terminate this Agreement.


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

10.5 Entire Agreement

Unless otherwise specified, this Agreement embodies the entire understanding among Hospital, Investigator and Sponsor for this project, and any prior or contemporaneous agreements between the parties relating to the subject matter hereof, either oral or written, are hereby superseded. No amendments or changes to this - Agreement, including without limitation, changes to Exhibit A, shall be effective unless made in writing and signed by authorized representatives of the parties.

10.6 Headings

The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

10.7 Counterparts

This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which when taken together shall constitute one and the same Agreement.

10.8 Validity of the Agreement

Should any article of this Agreement be declared void, this will not imply or constitute the avoidance of the entire agreement. The other articles will then be interpreted in such a way, to comply with the meaning and intention of the article which has been declared void.


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

IN WITNESS WHEREOF, Sponsor, Hospital and Investigator have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

HEARTWARE LIMITED


Signature /S/ David McIntyre
          ---------------------------
Name (print) David McIntyre
Title Chief Financial Officer &
      Company Secretary


ST. VINCENT'S HOSPITAL


Signature /S/ G. B. Farrow
          ---------------------------
Name (print) Dr. G.B. Farrow
Title Director of Clinical Services


PRINCIPAL INVESTIGATOR (acknowledgement purposes only)


Signature /S/ Paul Jansz
          ---------------------------
Name (print) Paul Jansz

                                    EXHIBIT A
                                    PROTOCOL

                                    EXHIBIT B
                         CO-INVESTIGATOR ACCEPTANCE FORM

Sponsor, Institution, and Principal Investigator have entered into a Clinical Study Agreement dated February 1, 2006 ("Agreement"). Each of the undersigned collaborating physicians ("Co-Investigators"), acting as either the Research Institution's employee or agent, will be primarily responsible, together with Principal Investigator, for performing the obligations of Principal Investigator in the Agreement. The undersigned Co-Investigators each hereby expressly: (a) acknowledge that they have received copies of the Agreement and the Protocol;
(b) acknowledge that they have read and understand the Agreement, the Study and the Protocol, and have had the opportunity to ask questions and discuss any concerns related thereto; (c) make the representations and warranties and agree to keep and perform each and every obligation of Principal Investigator under the Agreement (other that those relating to Principal Investigator's obligations to supervise the Clinical Study and use of the Devices in connection with the Clinical Study, which obligations shall be performed solely by Principal Investigator); and (d) agree that their participation in the Clinical Study will at all times be under the supervision of the Principal Investigator.


1. /S/ Peter MacDonald
   ----------------------------------
Co-Investigator Signature
Print Name: Peter MacDonald
Date: 19/2/07


2. /S/ Eugene Kotlyar
   ----------------------------------
Co-Investigator Signature
Print Name: Eugene Kotlyar
Date: 19/2/7


3. /S/ Chris Hayward
   ----------------------------------
Co-Investigator Signature
Print Name: Chris Hayward
Date: 21/2/07


4. /S/ Anne Keogh
   -------------------------------------
Co-Investigator Signature
Print Name: Anne Keogh
Date: 21/2/07


5.
   -------------------------------------
Co-Investigator Signature
Print Name: Phillip Spratt
Date: 6/3/07


6.
   -------------------------------------
Co-Investigator Signature
Print Name:
            ------------------
Date:
      -----------
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                                    EXHIBIT C
                              FINAL DISCLOSURE FORM

     FINANCIAL DISCLOSURE BY CLINICAL INVESTIGATORS

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
Please complete all of the information below and retain a copy of this form for your records.
1.  Study Name: _______________
2.  Protocol number: _______________
3.  Investigator  [ ]              Subinvestigator  [ ]
4.  Investigator/Subinvestigator Name: _______________
    Institution Name (if applicable): ________________
5.  Address: __________________
6.  Telephone: __________________                7.  Fax: __________________
8. Indicate by marking YES or NO if any of the financial interests or arrangements of concern to FDA (and described below) apply to you, your spouse, or dependent children:

  YES   NO      Financial arrangements whereby the value of the compensation
  [ ]   [ ]     could be influenced by the outcome of the study. This could include, for example, compensation that is explicitly greater for a favorable outcome, or compensation to the investigator in the form of an equity interest in the sponsor or in the form of compensation tied to sales of the product, such as a royalty interest.

                If yes, please describe:

                ________________________________________________________________

  YES   NO      Significant payments of other sorts, excluding the costs of
  [ ]   [ ]     conducting the study or other clinical studies. This could include, for example, payments made to the investigator or the institution to support activities that have a monetary value greater than $25.000 U.S. (i.e. a grant to fund ongoing research, compensation in the form of equipment, or retainers for ongoing consultation or honoraria).

                If yes, please describe:

                ________________________________________________________________

  YES   NO      A proprietary or financial interest in the test product such as
  [ ]   [ ]     a patent, trademark, copyright, or licensing agreement.

                If yes, please describe:

                ________________________________________________________________

  YES   NO      A significant equity interest in the sponsor of the study. This
  [ ]   [ ]     would include, for example, any ownership interest, stock
                options, or other financial interest whose value cannot be easily determined through reference to public prices, or an equity interest in a publicly traded company exceeding
                $50,000 U.S.

                If yes, please describe:

                ________________________________________________________________

     or
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
[ ] I hereby certify that none of the financial interests listed above exist for myself, my spouse, or dependent children.


In accordance with 21 CFR Parts 54.1 to 54.6, I declare that the information provided on this form is, to the best of my knowledge and belief, true, correct, and complete. Furthermore, if my financial interests and arrangements, or those of my spouse and dependent children, change from the information provided above during the course of the study or within one year after the last patient has completed the study as specified in the protocol, I will notify HeartWare promptly.


9.  Signature:                          10.  Date: ________
               ---------------------
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                                    EXHIBIT D
                                  STUDY BUDGET

Sponsor will reimburse Institution for the time associated for a research nurse and/or other personnel to manage patient adherence to follow-up requirements of the protocol and the time to prepare case report forms. The Sponsor hereby agrees to pay Institution 6600 Australian Dollars (AUS) for each study subject upon completion of all required case report forms. HeartWare is providing all devices at no cost to the institution.

Printed name of Participating Center    St. Vincent's Hospital Sydney
                                        Dr. Harry Windsor Trust Fund

Name to be Printed on Reimbursement
Check                                   ABN: 77 054 038 872

Tax ID# for Payee Identified Above      390 Victoria street

Address to Which Checks Should be
Mailed (Include Department and/or
Mail Stop)                              Darlinghurst NSW 2010

                                        ____________________________________

                                        ____________________________________

City/State/Zip                          ____________________________________